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                                                               CUSIP 912 325 AA5

                          U.S. OFFICE PRODUCTS COMPANY

                    OFFER TO EXCHANGE SHARES OF COMMON STOCK FOR
           ALL OUTSTANDING 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE
                 2001 AT A TEMPORARILY REDUCED CONVERSION PRICE
                               DATED MAY 1, 1998

    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, MAY 29, 1998, UNLESS EXTENDED

    To Our Clients:

    Enclosed for your consideration is the Offering Circular/Prospectus dated May 1, 1998 (as the same may be amended or supplemented from time to time, the "Offering Circular/Prospectus") and related Letter of Transmittal and instructions thereto (the "Letter of Transmittal" which, together with the Offering Circular/Prospectus constitutes the "Exchange Offer") relating to the offer by U.S. Office Products Company (the "Company") to exchange shares of Common Stock for its outstanding 5 1/2% Subordinated Convertible Notes due 2001(the "Notes") at a temporarily reduced conversion price pursuant to the Exchange Offer. You will also receive separately a Tender Offer Statement relating to the Company's offer to purchase 37,037,037 shares of Common Stock (the "Equity Self-Tender"), which is expected to commence May 4, 1998.

    The Notes are currently convertible into shares of Common Stock at a rate of one share for each $19.00 principal amount of the Notes (the "Existing Conversion Price"). During the Exchange Period, holders of the Notes (the "Holders") will be able to exchange the Notes for Common Stock at an exchange rate of 61.843 shares per $1,000 principal amount of the Notes pursuant to the Exchange Offer, which effectively reduces the conversion price to $16.17 per share (the "Reduced Conversion Price"). The Company will pay in cash unpaid interest accrued on the Notes through the Expiration Date (as defined below) with respect to all Notes tendered pursuant to the Exchange Offer.

    Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offering Circular/Prospectus.

    THIS MATERIAL RELATING TO THE EXCHANGE OFFER AND THE EQUITY SELF-TENDER IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF NOTES CARRIED BY US FOR YOUR ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME. A TENDER FOR EXCHANGE OF ANY SUCH NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO SURRENDER NOTES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish us to tender for exchange any or all such Notes held by us for your account pursuant to the terms and conditions set forth in the Offering Circular/ Prospectus and the Letter of Transmittal. We urge you to read the Offering Circular/Prospectus and the Letter of Transmittal carefully before instructing us to tender your Notes for exchange.

    Shares of Common Stock that you are entitled to receive upon exchange of Notes in the Exchange Offer can be tendered into the Equity Self-Tender. You should read carefully the information in the separate statement relating to the Equity Self-Tender for shares of Common Stock. If you wish to tender all or a portion of the shares of Common Stock you would receive upon exchange of the Notes, please indicate on the attached instructions.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 midnight, New York City time, on May 29, 1998, unless extended (the "Expiration Date").
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    Your attention is directed to the following:

    1. The Exchange Offer applies to all outstanding Notes.

    2. Holders must tender their Notes on or prior to 12:00 midnight, New York City time, May 29, 1998 in order to have their Notes exchanged at the exchange rate of 61.843 shares per $1,000 principal amount of Notes.

    3. Any transfer taxes incident to the exchange of Notes will be paid by the Company, except as provided in the Offering Circular/Prospectus and the instructions to the Letter of Transmittal.

    4. The Exchange Offer is not being made to (nor will the tender of Notes for exchange be accepted from or on behalf of) Holders in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

    5. The exchange of such Notes for shares of Common Stock will be made as promptly as practicable after the Expiration Date of the Exchange Offer.

    If you wish to have us tender any or all of the Notes held by us for your account please so instruct us by completing, executing and returning to us the instruction form that follows.
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         INSTRUCTIONS REGARDING THE EXCHANGE OFFER WITH RESPECT TO THE
                 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2001
                                       OF
                          U.S. OFFICE PRODUCTS COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed documents referred to therein relating to the Exchange Offer of U.S. Office Products Company.

    This will instruct you whether to tender for exchange the principal amount of Notes indicated below held by you for the account of the undersigned pursuant to the terms of and conditions set forth in the Offering Circular/Prospectus and the Letter of Transmittal.

       Box 1 / / Please tender for exchange the indicated Notes held by you for my account.

       Box 2 / / Please do not tender for exchange any Notes held by you for my account.

       Box 3  / /  Please tender shares issuable upon exchange of Notes in the
                   Company's self-tender for shares, as follows:

           Box 3.a / /  Tender all shares issuable upon exchange of Notes

           Box 3.b / /  Tender only the following number of shares: ____________

           Box 3.c / /  Do not tender shares issuable upon exchange unless at least the following number of shares will be
                        purchased: _____________________________________________
Date: ______ , 1998
                                            ____________________________________
                                            Signature(s)
                                            ____________________________________
                                            ____________________________________
                                            Please print name(s) here
Principal amount of Notes to Be Tendered for Exchange:
                                                ________________________________
________________________________________________________________________________
$ ________________ *
(must be in principal amounts equal to $1,000 or
________________________________________________________________________________
integral multiples thereof)
                                                Please type or print address
                                                ________________________________
                                                Area Code and Telephone Number
________________________________________________________________________________
                                                Taxpayer Identification or
Social Security Number
________________________________________________________________________________
                                                My Account Number with You

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*   UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL
    CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL NOTES OF SUCH BENEFICIAL OWNER(S).